Exhibit 10.34

Form 3400-012	UNITED STATES DEPARTMENT OF THE INTERIOR BUREAU OF LAND MANAGEMENT

COAL LEASE

(October 2021)	FORM APPROVED OMB NO. 1004-0073 Expires: February 28, 2027
Serial Number ALES-056519/ ALES106175190

PART 1. LEASE RIGHTS GRANTED

This lease, entered into by and between the UNITED STATES OF AMERICA, hereinafter called lessor, through the Bureau of Land Management (BLM), and (Name and Address)

WARRIOR MET COAL BC, LLC

16243 Highway 216

Brookwood, AL 35444

hereinafter called lessee, is effective (date) / / , for a period of 20 years and for so long thereafter as coal is produced in commercial quantities from the leased lands, subject to readjustment of lease terms at the end of the 20th lease year and each 10-year period thereafter.

Sec. 1.This lease is issued pursuant and subject to the terms and provisions of the:

☑	The Mineral Leasing Act of 1920, as amended, 30 U.S.C. 181 - 287; or
☐	The Mineral Leasing Act for Acquired Lands, 30 U.S.C. 351 - 359;

and to the regulations and formal orders of the Secretary of the Interior which are now or hereafter in force, when not inconsistent with the express and specific provisions herein.

Sec. 2. Lessor, in consideration of any bonuses, rents, and royalties to be paid, and the conditions and covenants to be observed as herein set forth, hereby grants and leases to lessee the exclusive right and privilege to drill for, mine, extract, remove, or otherwise process and dispose of the coal deposits in, upon, or under the following described lands:

BLUE CREEK- MINE # 1 - SEE A TTACHMENT, A for Legal Land Descriptions.

containing 8,346.015 acres, more or less, together with the right to construct such works, buildings, plants, structures, equipment and appliances and the right to use such on-lease rights-of-way which may be necessary and convenient in the exercise of the rights and privileges granted, subject to the conditions herein provided.

PART II. TERMS AND CONDITIONS

Sec. 1. (a) RENTAL RATE - Lessee must pay lessor rental annually and in advance for each acre or fraction thereof during the continuance of the lease at the rate of $ 25,041 for each lease year.

(b) RENTAL CREDITS - Rental will not be credited against either production or advance royalties for any year.

Sec. 2. (a) PRODUCTION ROYALTIES - The royalty will be 7%* percent of the value of the coal as set forth in the regulations. Royalties are due to lessor the final day of the month succeeding the calendar month in which the royalty obligation accrues.

(b) ADVANCE ROYALTIES - Upon request by the lessee, the BLM may accept, for a total of not more than 20 years, the payment of advance royalties in lieu of continued operation, consistent with the regulations. The advance royalty will be based on a percent of the value of a minimum number of tons determined in the manner established by the advance royalty regulations in effect at the time the lessee requests approval to pay advance royalties in lieu of continued operation.

Sec. 3. BONDS - Lessee must maintain in the proper office a lease bond in the amount of$ 7,788,000.00 . The BLM may require an increase in this amount when additional coverage is determined appropriate.

Sec. 4. DILIGENCE - TI1is lease is subject to the conditions of diligent development and continued operation, except that these conditions are excused when operations under the lease are interrupted by strikes, the elements, or casualties not attributable to the lessee. The lessor, in the public interest, may suspend the condition of continued operation upon payment of advance royalties in accordance with the regulations in existence at the time of the suspension. Lessee's failure to produce coal in commercial quantities at the end of IO years will terminate the lease. Lessee must submit an operation and reclamation plan for the BLM's approval pursuant to 30 U.S.C. 207(c) prior to conducting any development or mining operations or taking any other action on a leasehold which might cause a significant disturbance of the environment.

The lessor reserves the power to assent to or order the suspension of the terms and conditions of this lease in accordance with, inter alia, Section 39 of the Mineral Leasing Act, 30 U.S.C. 209.

5. LOGICAL MINING UNIT (LMU) - Either upon approval by the lessor of the lessee's application or at the direction of the lessor, this lease will become an LMU or part of an LMU, subject to the provisions set forth in the regulations.

The stipulations established in an LMU approval in effect at the time of LMU approval will supersede the relevant inconsistent terms of this lease so long as the lease remains committed to the LMU. If the LMU of which this lease is a part is dissolved, the lease will then be subject to the lease terms which would have been a lied if the lease had not been included in an LMU.

(Continued on page 2)

Sec. 6. DOCUMENTS, EVIDENCE AND INSPECTION - At such times and in such form as lessor may prescribe, lessee must furnish detailed statements showing the amounts and quality of all products removed and sold from the lease, the proceeds therefrom, and the amount used for production purposes or unavoidably lost.

Lessee must keep open at all reasonable times for the inspection by BLM the leased premises and all surface and underground improvements, works, machinery, ore stockpiles, equipment, and all books, accounts, maps, and records relative to operations, surveys, or investigations on or under the leased lands.

Lessee must allow lessor access to and copying of documents reasonably necessary to verify lessee compliance with terms and conditions of the lease.

While this lease remains in effect, information obtained under this section will be closed to inspection by the public in accordance with the Freedom of Information Act (5 U.S.C. 552).

Sec. 7. DAMAGES TO PROPERTY AND CONDUCT OF OPERATIONS -

Lessee must comply at its own expense with all reasonable orders of the Secretary, respecting diligent operations, prevention of waste, and protection of other resources.

Lessee must not conduct exploration operations, other than casual use, without an approved exploration plan. All exploration plans prior to the commencement of mining operations within an approved mining permit area must be submitted to the BLM.

Lessee must carry on all operations in accordance with approved methods and practices as provided in the operating regulations, having due regard for the prevention of injury to life, health, or property, and prevention of waste, damage or degradation to any land, air, water, cultural, biological, visual, and other resources, including mineral deposits and formations of mineral deposits not leased hereunder, and to other land uses or users. Lessee must take measures deemed necessary by lessor to accomplish the intent of this lease term. Such measures may include, but are not limited to, modification to proposed siting or design of facilities, timing of operations, and specification of interim and final reclamation procedures. Lessor reserves to itself the right to lease, sell, or otherwise dispose of the surface or other mineral deposits in the lands and the right to continue existing uses and to authorize future uses upon or in the leased lands, including issuing leases for mineral deposits not covered hereunder and approving easements or rights-of-way. Lessor must condition such uses to prevent unnecessary or unreasonable interference with rights of lessee as may be consistent with concepts of multiple use and multiple mineral development.

Sec. 8. PROTECTION OF DIVERSE INTERESTS, AND EQUAL OPPORTUNITY - Lessee must: pay when due all taxes legally assessed and levied under the laws of the State or the United States; accord all employees complete freedom of purchase; pay all wages at least twice each month in lawful money of the United States; maintain a safe working environment in accordance with standard industry practices: restrict the workday to not more than 8 hours in any one day for underground workers, except in emergencies; and take measures necessary to protect the health and safety of the public. No person under the age of 16 years should be employed in any mine below the surface. To the extent that laws of the State in which the lands are situated are more restrictive than the provisions in this paragraph, then the State laws apply.

Lessee will comply with all provisions of Executive Order No. 11246 of September 24, 1965, as amended, and the rules, regulations, and relevant orders of the Secretary of Labor. Neither lessee nor lessee's subcontractors should maintain segregated facilities.

Sec. 9. (a) TRANSFERS -

This lease may be transferred in whole or in part to any person, association or corporation qualified to hold such lease interest.

This lease may be transferred in whole or in part to another public body or to a person who will mine coal on behalf of, and for the use of, the public body or to a person who for the limited purpose of creating a security interest in favor of a lender agrees to be obligated to mine the coal on behalf of the public body.

This lease may only be transferred in whole or in part to another small business qualified under 13 CFR 121.

Transfers of record title, working or royalty interest must be approved in accordance with the regulations.

(b) RELINQUISHMENT - The lessee may relinquish in writing at any time all rights under this lease or any portion thereof as provided in the regulations. Upon lessor's acceptance of the relinquishment, lessee will be relieved of all future obligations under the lease or the relinquished portion thereof, whichever is applicable.

Sec. 10. DELIVERY OF PREMISES, REMOVAL OF MACHINERY, EQUIPMENT, ETC. - At such time as all portions of this lease are returned to lessor, lessee must deliver up to lessor the land leased, underground timbering, and such other supports and structures necessary for the preservation of the mine workings on the leased premises or deposits and place all workings in condition for suspension or abandonment. Within 180 days thereof, lessee must remove from the premises all other structures, machinery, equipment, tools, and materials that it elects to or as required by the BLM. Any such structures, machinery, equipment, tools, and materials remaining on the leased lands beyond 180 days, or approved extension thereof, will become the property of the lessor, but lessee may either remove any or all such property or continue to be liable for the cost of removal and disposal in the amount actually incurred by the lessor. If the surface is owned by third parties, lessor will waive the requirement for removal, provided the third parties do not object to such waiver. Lessee must, prior to the termination of bond liability or at any other time when required and in accordance with all applicable laws and regulations. reclaim all lands the surface of which has been disturbed, dispose o(an debris or solid waste, repair the offsite and onsite damage caused by lessee's activity or activities incidental thereto, and reclaim access roads or trails.

Sec. 11. PROCEEDINGS IN CASE OF DEFAULT - lf lessee fails to comply with applicable laws, existing regulations, or the terms, conditions and stipulations of this lease, and the noncompliance continues for 30 days after written notice thereof, this lease will be subject to cancellation by the lessor only by judicial proceedings. This provision will not be construed to prevent the exercise by lessor of any other legal and equitable remedy, including waiver of the default. Any such remedy or waiver will not prevent later cancellation for the same default occurring at any other time.

Sec. 12. HEIRS AND SUCCESSORS-IN-INTEREST - Each obligation of this lease will extend to and be binding upon, and every benefit hereof will inure to, the heirs, executors, administrators, successors, or assigns of the respective parties hereto.

Sec. 13. INDEMNIFICATION - Lessee must indemnify and hold harmless the United States from any and all claims arising out of the lessee's activities and operations under this lease.

Sec. 14. SPECIAL STATUTES - This lease is subject to the Clean Water Act (33 U.S.C. 1252 et seq.), the Clean Air Act (42 U.S.C. 4274 et seq.), and to all other applicable laws pertaining to exploration activities, mining operations and reclamation, including the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. 1201 et seq.).

(Continued on page 3)	(Form 3400-12, page 2)

Sec. 15. SPECIAL STIPULATIONS -

*Per the Mineral Leasing Act provision 30 U.S.C. 270(a), as amended by the One Big Beautiful Bill Act (P.L. 119-21) (the Act), Section 50202 (effective July 4, 2025), the following parts (a) through (c) apply to this lease:

(a) Rate.--Section 7(a) of the Mineral Leasing Act (30 U.S.C. 207(a)) is amended, in the fourth sentence, by striking "12\1/2\ per centum" and inserting "12\1/2\ percent, except such amount shall be not more than 7 percent during the period that begins on the date of enactment of the Act entitled 'An Act to provide for reconciliation pursuant to title II of H. Con. Res. 14' (119th Congress) and ends September 30, 2034,".

(b) Applicability to Existing Leases.--The amendment made by subsection (a) shall apply to a coal lease--

(1)
issued under section 2 of the Mineral Leasing Act (30 U.S.C. 201) before, on, or after the date of the enactment of this Act; and
(2)
that has not been terminated.

(c) Advance Royalties.--With respect to a lease issued under section 2 of the Mineral Leasing Act (30 U.S.C. 201) for which the lessee has paid advance royalties under section 7(b) of that Act (30 U.S.C. 207(b)), the Secretary of the Interior shall provide to the lessee a credit for the difference between the amount paid by the lessee in advance royalties for the lease before the date of the enactment of this Act and the amount the lessee would have been required to pay if the amendment made by subsection (a) had been made before the lessee paid advance royalties for the lease.

Per Section 50202 of the Act referenced above, the royalty rate for underground coal is 7% until the Act provision sunsets on September 30, 2034. Any future royalty rate reductions based on the Act in the interim period between the signature date of this lease and the end date of September 30, 2034, will be applied to the lease without further modification of the lease instrument. The standard statutory royalty rate of 8% for underground coal, 43 CFR 3473.3-2(a)(2), will apply after the Act royalty rate end date of September 30, 2034.

THE UNITED STATES OF AMERICA

WARRIOR MET COAL BC, LLC	By	Mitchell Leverette
(Company or Lessee Name)
/s/ Philip K. Saunders		/s/ Mitchell Leverette
(Signature of Lessee)		(BLM)
SVP - Engineering		State Director, Eastern States
(Title)		(Title)
11/18/2025		11/25/25
(Date)		(Date)

Title 18 U.S.C. Section 1001, makes it a crime for any person knowingly and willfully to make to any department or agency of the United States any false, fictitious or fraudulent statements or representations as to any matter within its jurisdiction.

(Continued on page 4)	(Form 3400-12, page 3)

NOTICES

The Privacy Act and 43 CFR 2.48(d) require that you be furnished with the following information in connection with the information requested by this form.

AUTHORITY: 30 U.S.C. 181 - 287 and 30 U.S.C. 351 - 359 permit collection of the information requested by this form.

PRINCIPAL PURPOSE: The BLM will use the information you provide to process your application and determine if you are eligible to hold a coal lease on public lands.

ROUTINE USES: The BLM will only disclose this information in accordance with the provisions at 43 CFR 2.56(b) and (c).

EFFECT OF NOT PROVIDING INFORMATION: Submission of the requested information is necessary to obtain or retain a benefit.

Failure to submit all of the requested information or to complete this form may result in delay or preclude the BLM's acceptance of your application for a coal lease.

RELEVANT SYSTEM OF RECORDS NOTICE (SORN) CITATION: The Coal Lease Data System SORN may be found at 47 FR 55317 (December 8, 1982), modified by 73 FR 17376 (April 1, 2008).

The Paperwork Reduction Act requires us to inform you that:

The BLM collects this information to evaluate and authorize proposed exploration and mining operations on public lands.

Submission of the requested information is necessary to obtain or retain a benefit.

You do not have to respond to this or any other Federal agency-sponsored information collection unless it displays a currently valid 0MB control number.

Burden Hours Statement The public reporting burden for this form is estimated to average 25 hours per response when the form is used under the authority of 43 subpart 3422 (Lease Sales), or 800 hours per response when the form is used under the authority of 43 subpart 3430 (Preference Right Leases). The estimated burdens include the time for reviewing instructions, gathering and maintaining data, and completing and reviewing the form. You may submit comments regarding the burden estimate or any other aspect of this form to: U.S. Department of the Interior, Bureau of Land Management (1004-0073), Bureau Information Collection Clearance Officer (WO-630), 1849 C Street, Mail Stop 401 LS, Washington, DC 20240.

(Form 3400-12, page 4)